UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

 Natus Medical Incorporated
(Exact name of registrant as specified in its charter)

000-33001
(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
6701 Koll Center Parkway, Suite 120
Pleasanton, CA 94566
(Address of principal executive offices)
925-223-6700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1953 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 5, 2018, Natus Medical Incorporated (the "Company") issued a press release announcing the appointment of Leslie McDonnell as Vice President and General Manager of its Newborn Care Business Unit effective February 12, 2018.

Ms. McDonnell has over 20 years of experience in the medical device industry, including business unit managements, marketing and business development roles at 3M Healthcare and Medtronic Inc. Most recently, she served as Global Business Vice-President, Critical & Chronic Care Solutions at 3M Healthcare.

Ms. McDonnell entered into an employment agreement that is effective upon joining the Company providing for initial compensation of an annual base salary of $325,000 and participation in the Company's cash bonus plan for 2018 with a target bonus of 50% of base salary. In addition, she will also receive an initial grant of $500,000 worth of restricted stock that shall vest at the rate of 50% on the first anniversary of the grant and 50% on the second anniversary of the grant. Final share amount shall be determined based on her date of hire.

Item 9.01.	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Natus Medical Inc. and Leslie McDonnell
99.1	Press release dated January 5, 2018 announcing the appointment of Leslie McDonnell

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED

Date: January 5, 2018	By:	/s/ Jonathan A. Kennedy
Jonathan A. Kennedy
Senior Vice President Finance & Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement between Natus Medical Inc. and Leslie McDonnell
99.1	Press release dated January 5, 2018 announcing the appointment of Leslie McDonnell